EXHIBIT 23.1b
Consent of Independent Registered Public Accounting Firm

Bank of Escondido
Escondido, California

We hereby consent to the use in the prospectus constituting a part of the Amendment No. 1 to Registration Statement on Form S-4 of Capitol Bancorp Limited of our report dated February 24, 2006 relating to the financial statements of Bank of Escondido which is contained in the prospectus. We also consent to the reference to us under the caption "Experts" in the prospectus.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
November 7, 2006